November 19,  2004


Office  of  the  Chief  Accountant
SECPS  Letter  File
Mail  Stop  9-5
Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549



Re:  On The Go Healthcare,  Inc.
     File  No.   333-61538

We have read the statements that we understand On The Go Healthcare, Inc. will include under Item 4.01 of the Form 8-K/A report dated November 19, 2004 it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.



Very truly yours,



/s/ Rosenberg Smith & Partners
------------------------------
Rosenberg Smith & Partners